UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

HER IMPORTS

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

8250 W. Charleston Blvd., Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Marcum LLP ● 750 Third Avenue ● 11th Floor ● New York, New York 10017 ● Phone 212.485.5500 ● Fax 212.485.5501 ● marcumllp.com

Explanatory Note

We are filing this Amendment No. 1 on Form 8-K/A to amend our Form 8-K originally filed with the U. S. Securities and Exchange Commission on June 9, 2017. We are filing this amendment for the purpose of providing an Exhibit 16.3 letter. This Amendment is not intended to, nor does it, reflect events occurring after the filing of the original filing, and does not modify or update the disclosures therein in any way other than as required to reflect the changes described above.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 8, 2017, the Board of Directors of Her Imports (the “Registrant” or “Company”), notified Marcum LLP (“Marcum”) that it was dismissing Marcum as its independent registered public accounting firm effective immediately.

Since Marcum’s engagement by the Company, Marcum has not completed any interim reviews or issued any reports on the financial statements of the Registrant.

During Marcum’s engagement there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, (ii) financial statement disclosure or auditing scope or procedure, and (iii) reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has provided Marcum with a copy of this disclosure and asked Marcum to furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. The Registrant will file the letter requested from Marcum, LLP by amendment to this Current Report when provided.

Separately, on June 8, 2017, the Company re-engaged RBSM LLP, the Company’s prior independent registered accounting firm, effective immediately.

ITEM 9.01 – Financial Statements, Pro Forma Financial Statements Information and Exhibits.

(d) Exhibits:

		Filed	Incorporated by reference
Exhibit	Exhibit Description	herewith	Form	Period Ending	Exhibit	Filing Date
16.3	Letter from Marcum LLP dated June 22, 2017 to the Securities and Exchange Commission regarding statements included in this Form 8-K	X

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Her Imports Registrant

Date: June 23, 2017	By:	/s/ Barry Hall
	Name:	Barry Hall
	Title:	CEO/CFO

3